4th AMENDMENT TO PARTICIPATION AGREEMEN T

     Pursuant to the Participation Agreement, made and entered into as of the 26th day of March, 2002, as amended May 17, 2002, November 1, 2005, and May 1, 2007 (the "Participation Agreement"), by and among Principal Life Insurance Company, MFS Variable Insurance Trust and Massachusetts Financial Services Company (collectively, the "Parties"), the Parties do hereby agree to amend and restate Schedule A of the Participation Agreement as attached hereto and incorporated herein by reference .

     IN WITNESS WHEREOF, each of the Parties hereto has caused this 4th Amendment to the Participation Agreement to be executed effective as of January 1, 2008.

PRINCIPAL LIFE INSURANCE COMPANY

By its authorized officer,

By: Cu 14/ ~ t ~--~
Name:~~214- ~ Cn.S
Title: U 1~L.E-G >y AL ----- P" D

MFS VARIABLE INSURANCE TRUST , on behalf of the Portfolios By its authorized officer,

	~	`
By	Susan Si. Newton'~~~
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPAN Y By its authorized officer,

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By: RobeT44x-IvlInnning President and Chief Executive Officer

113197

Contract # 1 AS -D - -n -~ - ~

As of August 21, 200 7

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMEN T

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Board	of I) irc~f o r.e					C )a,5 )
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	11				{~ ~ C

Principal Life Insurance Company		Principal Variable Universal Life				Service	New Discovery Serie s
Variable Life Separate Account		Accumulator II
Principal Variable Universal Life
Income

		Executive Variable Universal Life				Service	Emerging Growth Series
		Benefit Variable Universal Life					Mid Cap Growth Se ries
New Discovery Series
Value Serie s
Global Equity Series
Research International Series

		Executive Variable Universal Life Il				Service	Emerging Growth Serie s
		(EVUL II)					Global .Equity Series
		Benefit Variable Universal Life 1 1					New Discove ry Series
		(BVUL II)					Research International Serie s
		Principal Variable Universal Life					Total Return Series
		Income 11					Utilities Series
Value Serie s